UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2006
Boykin Lodging Company
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-11975	34-1824586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Guildhall Building, Suite 1500, 45 W. Prospect Avenue, Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)
(216) 430-1200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On May 7, 2006, Boykin Marco LLC (“Boykin Marco”), a wholly owned subsidiary of Boykin Hotel Properties, L.P., the operating partnership of Boykin Lodging Company, entered into a definitive agreement (the “Agreement”) to sell the Radisson Suite Beach Resort-Marco Island to Marriott Ownership Resorts, Inc., an unaffiliated party (the “Buyer”), for a purchase price of $58,000,000. The Agreement contains representations, warranties, indemnities and closing conditions that are customary for a transaction of this nature. The Agreement provides for a June 30, 2006 closing, which date may be extended at the option of Boykin Marco for up to 30 days.
At the time of execution of the Agreement, Buyer made a $3,000,000 deposit into an escrow account. The Agreement provides for a due diligence period ending May 12, 2006. The Agreement provides for Buyer to make an additional deposit of $3,000,000 into the escrow account no later than May 25, 2006. Each of the escrow deposits become non-refundable at the time of deposit, except in the event of Boykin Marco’s breach of the Agreement or upon failure of a closing condition, and constitute Boykin Marco’s sole liquidated damages in the event Buyer breaches its obligation to purchase the property.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boykin Lodging Company

By:	/s/ Shereen P. Jones

Shereen P. Jones Executive Vice President, Chief Financial and Investment Officer
Dated: May 11, 2006